THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 PM., NEW YORK CITY TIME, ON ________, 2011. THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED                   , 2011 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE, COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM ADHEREX TECHNOLOGIES, INC OR THE SUBSCRIPTION AGENT.

EVIDENCING SUBSCRIPTION RIGHTS TO PURCHASE UNITS CONSISTING OF ONE (1) COMMON SHARE AND ONE (1) WARRANT TO PURCHASE COMMON SHARES OF ADHEREX TECHNOLOGIES INC.	ADHEREX TECHNOLOGIES INC.	CUSIP 00686R168 ISIN CA00686R1689

THIS C|ERTIFIES THAT:

FORM 1-EXERCISE OF BASIC SUBSCRIPTION RIGHT

I hereby irrevocably subscribe for the number of Units indicated below upon the terms and subject to the conditions stated in the Company's Prospectus at a subscription price of CAD $0.03 and acknowledge receipt of the Prospectus.

NUMBER OF UNITS SUBSCRIBED FOR_________ AT CAD $0.03 PER UNIT.

TOTAL PRICE: CAD$_________________

SUBSCRIBER'S SIGNATURE:_________________
SIGNATURE MUST CORRESPOND IN EVERY PARTICULAR WITH YOUR NAME AS IT APPEARS ON THE FACE OF THIS CERTIFICATE

Payment in full of the subscription price in U.S. or Canadian funds by certified check, bank draft or wire transfer (see “Instructions and Information for Certificate Holders” on back of this Certificate) must be made to Olympia Transfer Services, Inc. (for the benefit of Adherex Technologies, Inc.). with this subscription.

IF THE SUBSCRIBER IS OTHER THAN THE ABOVE NAMED REGISTERED HOLDER OF THIS RIGHTS CERTIFICATE, FORM 3 MUST BE DULY COMPLETED STATING THE NAME AND THE ADDRESS OF THE TRANSFEREE.

FORM 3 - TRANSFER OF RIGHTS

IF THE RIGHTS ARE SOLD THROUGH AN INVESTMENT DEALER OR STOCK BROKER, DO NOT FILL IN THE NAME AND ADDRESS OF THE TRANSFEREE.

FOR VALUE RECEIVED [print name] _____________ (the “Subscription Rights Holder”) hereby sells, assigns and transfers unto [print name] ___________________ (the “Transferee”), at [print address] __________________,______________ Subscription Rights to Purchase Units represented by this Certificate, and hereby irrevocably appoints Olympia Transfer Services, Inc. as the attorney of the undersigned to transfer the said securities on the books maintained by the Corporation, with full power of substitution.

TO SUBSCRIBE FOR UNITS, THE TRANSFEREE MUST FILL IN THE ABOVE PARTICULARS AND ALSO COMPLETE FORM 1.

Signature of rights certificateholder:__________________
SIGNATURE MUST CORRESPOND IN EVERY PARTICULAR WITH YOUR NAME AS IT APPEARS ON THE FACE OF THIS CERTIFICATE

Signature Guaranteed by:_________________

IMPORTANT:  The signature(s) must be guaranteed by (i) a major Canadian Schedule 1 chartered bank, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP), or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP)  for Canadian holders, or (ii) by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities Exchange Act of 1934 Rule 17Ad-15 for U.S. holders.

is the owner of the number of transferable subscription rights (“Subscription Rights” or “Rights”) set forth on this Certificate.  Each whole Subscription Right entitles the holder thereof to subscribe for and purchase one Unit (each, a “Unit”), consisting of one (1) share of common stock, no par value (“Share”), and one (1) warrant to purchase one Share (“Warrant”), of Adherex Technologies, Inc. (the “Corporation”) at a subscription price of CAD$0.03, pursuant to a Subscription Rights Offering (the “Subscription Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions and Information for Certificate Holders” accompanying this Subscription Rights Certificate (“Subscription Rights Certificate” or “Certificate”).  The Subscription Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on this Certificate and by returning the full payment of the subscription price for each Unit in accordance with the “Instructions and Information for Certificate Holders” that accompanies this Subscription Rights Certificate.  In connection with the exercise of Subscription Rights, subscriber is required to complete and sign the two (2) attached anti-money laundering forms in compliance with applicable Canadian anti-money laundering legislation and return the same to our Subscription Agent, Olympia Transfer Services, Inc.

FORM 2 – EXERCISE OF THE OVER-SUBSCRIPTION RIGHT

 I hereby irrevocably subscribe for up to that number of additional Units specified below pursuant to the Over-Subscription Right at a subscription price of CAD $0.03 per Unit and irrevocably agree to accept the same or any smaller number that may be allotted among those exercising this Over-Subscription Right in accordance with the procedure set out in the Prospectus.

MAXIMUM NUMBER OF OVER-SUBSCRIPTION UNITS SUBSCRIBED FOR

______________AT CAD $0.03 PER UNIT

TOTAL PRICE: CAD $_________________

SUBSCRIBER'S SIGNATURE:__________________
SIGNATURE MUST CORRESPOND IN EVERY PARTICULAR WITH YOUR NAME AS IT APPEARS ON THE FACE OF THIS CERTIFICATE

Payment in full of the subscription price for such additional Units in U.S. or Canadian funds by certified check, bank draft or wire transfer (see “Instructions and Information for Certificate Holders; Payment of Subscription Price”) must be made to Olympia Transfer Services, Inc. (for the benefit of Adherex Technologies, Inc.) with this subscription. In the event of there are an insufficient number of Units available to satisfy all exercised Over-Subscription Rights, our subscription agent shall return to subscribers the excess funds paid for subscription of such unavailable Units and the remaining Units available under the Over-Subscription Right will be allocated on a pro rata basis.

ADHEREX TECHNOLOGIES INC.

Secretary                                 Chief Executive Officer

OLYMPIA TRANSFER SERVICES INC.

Authorized Signatory

Date: _______________________

SEE DIRECTIONS ON REVERSE AND COMPLETE
APPROPRIATE FORMS HEREOF

FORM 4 - TO DIVIDE OR COMBINE RIGHTS CERTIFICATES
Please deliver to the undersigned new rights certificate(s) in the name of the undersigned as indicated below. If a rights certificate is being divided, each new rights certificate must represent a whole number of rights.

_____rights certificate(s) for_____ Rights each

_____rights certificate(s) for_____ Rights each
Signature of rights certificate holder:_________________.
SIGNATURE MUST CORRESPOND IN EVERY PARTICULAR WITH YOUR NAME AS IT APPEARS ON THE FACE OF THIS CERTIFICATE

FORM 5 - DELIVERY TO DIFFERENT ADDRESS

If you wish for the Shares and Warrants underlying your Rights, to be delivered to an address different from that which is on the records of the Corporation (i.e., the address at which this Certificate was initially received), please enter the alternate address below, sign below and have your signature guaranteed.
______________________________
[Print address]

Signature of rights certificate holder:________________
SIGNATURE MUST CORRESPOND IN EVERY PARTICULAR WITH YOUR NAME AS IT APPEARS ON THE FACE OF THIS CERTIFICATE

Signature Guaranteed by:__________________

IMPORTANT:  The signature(s) must be guaranteed (i) by a major Canadian Schedule 1 chartered bank, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP), or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP)  for Canadian holders, or (ii) by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities Exchange Act of 1934 Rule 17Ad-15 for U.S. holders.

INSTRUCTIONS AND INFORMATION FOR CERTIFICATE HOLDERS

1.	TO SUBSCRIBE FOR SHARES
Fill in and sign Form 1 and Form 2 (if exercising the Over-Subscription Right) on the face hereof on the line "Signature(s)" making certain that your signature corresponds in every particular with your name as it appears on the face of this Certificate. Subscriptions will only be accepted for a whole number of Units.  A bank, trust company, securities dealer or broker which holds Units for more than one beneficial owner may, upon providing evidence satisfactory to Olympia Transfer Services Inc., exercise the Rights evidenced by this Certificate or exchange its Certificate on the same basis as if the beneficial owners were registered holders. Rights certificates for fractional interests shall not be issued and any fractional rights will be eliminated by rounding down to the nearest whole right. If Form 1 is completed so as to exercise some but not all of the Rights represented by this Certificate, the Subscription Rights Holder will be deemed to have waived the unexercised balance of such Rights at the time this Certificate is surrendered, unless the Subscription Rights Holder has provided that the Rights are to be transferred to a third party or are to be retained by the Subscription Rights Holder in the appropriate Forms on this Certificate or otherwise by advising the subscription agent in writing.  Mail or deliver this Certificate with full payment for the subscription price for all Units subscribed for to:

Olympia Transfer Services Inc.
Suite 920, 120 Adelaide St W
Toronto, Ontario M5H 1T1
Attention: Corporate Actions

To be a valid subscription, the appropriate Forms on this Certificate, along with the two (2) anti-money laundering forms attached hereto, must be duly completed, and the required payment must be received by Olympia Transfer Services Inc. at the above offices on or before 5:00 p.m. (New York City Time) on _________, 2011 ("Expiry Date").  For your own protection, if forwarding by mail, it is suggested that overnight courier or registered mail (return receipt requested) be used.  Subject to the satisfaction of conditions herein and in the Prospectus, certificates for the Shares and Warrants as subscribed for will be mailed to you by first class mail at your last recorded address on the records of Adherex Technologies, Inc. (the “Corporation”), or if a different address, the address provided in Form 5 (assuming such form is duly completed and signed with your signature guaranteed), or in the case of a transferee exercising transferred Rights, at the address indicated in Form 3, as soon as practicable.  This Certificate does not entitle the holder to any rights whatsoever as a shareholder of the Corporation.

2.	TO SELL OR TRANSFER RIGHTS
Complete Form 3 on the face hereof, sign, and have your signature guaranteed (i) by a major Canadian Schedule 1 chartered bank, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP), or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP) for Canadian holders, or (ii) by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities Exchange Act of 1934 Rule 17Ad-15 for U.S. holders, and deliver this Certificate to Olympia Transfer Services, Inc.  Your signature must correspond in every particular with your name as it appears on the face of this Certificate. IF FORM 1 IS PROPERLY COMPLETED, THE SUBSCRIPTION PRICE PAID, AND ALL OTHER REQUIREMENTS TO BE A VALID SUBSCRIPTION ARE SATISFIED, THE TRANSFEREE MAY USE THIS CERTIFICATE FOR SUBSCRIPTION WITHOUT OBTAINING A NEW CERTIFICATE. A sale or transfer should be accompanied by delivery of this Certificate in ample time so that it can be used before the Expiry Date.

3.	PAYMENT OF SUBSCRIPTION PRICE
The total subscription price for the number of Units specified in Form 1 and, if applicable, Form 2, must be paid in full in either Canadian dollars or U.S. dollars, by certified check or bank draft payable to Olympia Transfer Services, Inc. (for the benefit of Adherex Technologies Inc.).  If  the subscriber elects to pay the subscription price in U.S. Dollars, the subscription price shall be calculated based on an exchange rate of [_____] (the US/Canadian currency exchange rate in effect on February XX, 2011).  Funds paid by uncertified check may take at least five (5) business days to clear. Your subscription may not be considered accepted until such check has cleared. Payment can be made by way of wire transfer, contact the subscription agent at (416) 364-8081 or infotoronto@olympiatrust.com.

4.	VALIDITY AND REJECTION OF SUBSCRIPTIONS
All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any subscription will be determined by the Corporation in its sole discretion, whose determination shall be final and binding.  All subscriptions are irrevocable.  The Corporation reserves the right to reject any subscription if such subscription is not in proper form or if the acceptance thereof or the issuance of Shares and Warrants pursuant thereto could be deemed unlawful.  The Corporation also reserves the right to waive any defect with regard to any particular subscription.  Neither the Corporation nor Olympia Transfer Services Inc. will be under any duty to give any notification of any defect of irregularity in such subscriptions nor shall either of them incur any liability for failure to give such notification.

5.	DIVIDE OR COMBINE CERTIFICATES
Certificates may be combined or divided upon surrender of the original certificate(s) by completing and executing Form 4 and delivering this Certificate to Olympia Transfer Services Inc. at the above offices in ample time for the new certificate(s) to be issued before the Expiry Date.  New certificate(s) will be issued in the same name as that reflected on the Certificate(s) surrendered.

6.	DELIVERY TO A DIFFERENT ADDRESS
If you wish for the Shares and Warrants underlying your Rights, to be delivered to an address different from that which is reflected in the records of the Corporation (i.e., the address at which the Rights Certificate was initially received), please enter the alternate address on Form 5, sign and have your signature guaranteed under Form 5.

7.	EVIDENCE OF AUTHORITY
If a form is signed by a trustee, executor, administrator, tutor, curator, guardian, attorney, officer of a corporation or representative capacity, this Certificate should be accompanied by evidence of authority satisfactory to Olympia Transfer Services Inc.

THESE RIGHTS AND THIS CERTIFICATE WILL BE VOID AND HAVE NO VALUE AFTER 5:00 P.M. (NEW YORK CITY TIME) ON ____________, 2011 AND ANY TRANSFER, COMBINATION, DIVISION OR EXCHANGE OF THIS CERTIFICATE MUST BE COMPLETED IN TIME TO PERMIT EXERCISE ON OR BEFORE SUCH DATE AND TIME.